Exhibit 99.1

Nationstar Announces Pricing of $100 Million of Senior Notes due 2020

Lewisville, TX (September 25, 2012) – Nationstar Mortgage Holdings Inc. (NYSE:NSM), a leading residential mortgage loan servicer, today announced the pricing of $100,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 (the “Additional Notes”) offered by its wholly-owned subsidiaries Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”). The Additional Notes are a follow-on issue to the Issuers’ $300,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 issued on September 24, 2012 (the “Existing Notes”) and form a single series of debt securities with the Existing Notes. The Additional Notes will be issued in a private placement at an offering price of 100.75%, have an effective yield of 7.716% and carry a coupon of 7.875% per annum, payable semi-annually in arrears, beginning April 1, 2013. The offering is expected to close on September 28, 2012, subject to customary closing conditions. The Additional Notes will be unsecured and will be guaranteed on a senior basis by Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of the Company’s wholly-owned subsidiaries.

The Issuers will use the net proceeds from this offering for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios, including, but not limited to, the acquisition of certain residential mortgage servicing assets from Residential Capital, LLC, and/or related businesses from third parties, including, but not limited to, from one or more affiliates of the initial purchasers in this offering.

The Additional Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Additional Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Additional Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to the Additional Notes or other securities, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nationstar Mortgage LLC

Based in Lewisville, Texas, the Company currently services over one million residential mortgages totaling $193 billion in unpaid principal balance. In addition, the Company operates an integrated loan origination platform, enabling the Company to mitigate servicing portfolio run-off and improve credit performance for loan investors. The Company currently employs approximately 4,000 people, entirely based in the United States.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Issuers’ current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Issuers’ actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, Nationstar Mortgage Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other required reports, as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at http://www.sec.gov. In particular, there can be no assurance that we will be able to consummate the acquisition of assets from Residential Capital, LLC or any other acquisition. Unless required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

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